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                                                                   EXHIBIT 10.29

                                  AMENDMENT ONE

                         PART-TIME EMPLOYMENT AGREEMENT

            THIS AMENDMENT ONE TO THE PART-TIME EMPLOYMENT AGREEMENT ("Amendment One"), is entered into and effective as of November 10, 2004 (the "Effective Date"), by and between VALOR TELECOMMUNICATIONS, LLC, a Delaware limited liability company (the "Company"), and KENNETH R. COLE (the "Employee").

                              W I T N E S S E T H:

      WHEREAS, the Company and the Employee entered into a Part Time Employment Agreement dated April 2, 2004; and,

      WHEREAS, the Company and the Employee also executed a Letter Agreement dated April 2, 2004 that provided certain terms with respect to payment to the Employee should the Company consummate an Initial Public Offering of IDS units ("IPO") within twelve (12) months of the date of the Letter Agreement; and,

      WHEREAS, subsequent to the execution of the Part Time Employment Agreement and the Letter Agreement, the Company announced it was suspending its IPO and pursuing a re-capitalization of the Company; and,

      WHEREAS, on November 10, 2004 the Company closed its transaction to re-capitalize the Company's existing senior, second lien and senior subordinated credit facilities.

      NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto hereby covenant and agree to amend the Part Time Employment Agreement and the Letter Agreement as follows:

   1. The parties agree to strike that portion of the Letter Agreement that provides: "In addition, if the IPO is consummated within twelve (12) months of the Effective Date, [the Company] agrees to pay you an additional one-time cash payment equal to $1.5 million."

   2. The Company agrees to pay the Employee seven hundred fifty thousand dollars ($750,000) on November 10, 2004, the date of closing of the re-capitalization transaction.

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   3.    The Company further agrees to pay the Employee seven hundred fifty thousand dollars ($750,000) within three (3) business days of the earlier of either a Liquidation Event, as herein defined, or March 31, 2007.

   4. For purposes of this Amendment One, a "Liquidation Event" shall be defined as:

         a. The acquisition of "beneficial interest" by a "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of voting equity interests of the Company representing more than 50% of the voting power of all outstanding voting equity interests, whether by way of merger or consolidation or otherwise, or a sale of substantially all of the assets of the Company; or,

         b. The consummation of an initial public offering of the Company's securities.

   5. All other terms of the Part Time Employment Agreement and the Letter Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Amendment One.

                                               VALOR TELECOMMUNICATIONS, LLC

                                                  By:  /s/ John J. Mueller
                                                       --------------------
                                                  Name: John J. Mueller
                                                  Title: President & CEO
                                                  Date:  Nov 19, 2004

                                                  /s/ Kenneth R. Cole
                                                  --------------------------
                                                  Kenneth R. Cole
                                                  Date: 11-19, 2004

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